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                                                                    EXHIBIT 99.1

[LETTERHEAD]

                                                            Contact: Rob Stewart
                                                                  (626) 396-8300
FOR RELEASE
Friday, April 7, 2000


                ACACIA RESEARCH AFFILIATE SOUNDVIEW TECHNOLOGIES
                                  FILES LAWSUIT

Pasadena, Calif., Friday, April 7, 2000 -- Acacia Research Corporation (Nasdaq/NMS: ACRI) announced today that affiliate Soundview Technologies Incorporated has filed a federal patent and antitrust lawsuit against Sony Corporation of America, Philips Electronics North America Corporation, the Consumer Electronics Manufacturers Association, and the Consumer Electronics Association. Soundview filed the lawsuit on April 5, 2000, in the United States District Court for the Eastern District of Virginia. The suit involves Soundview's United States Patent No. 4,554,584, which relates to television video and audio blanking technology, commonly known as "V-chip" technology. Soundview's patent was issued in 1985 and completed a reexamination by the U.S. Patent and Trademark Office in April 1998.

In its lawsuit, Soundview alleges that Sony and Philips television sets fitted with "V-chips" infringe Soundview's patent. Additionally, Soundview alleges that the Consumer Electronics Manufacturers Association has induced infringement of the patent and that the defendants have violated the federal Clayton and Sherman Antitrust Acts by engaging in collusive attempts to prevent others in the electronics and television broadcasting industry from entering into license agreements with Soundview. Soundview is seeking monetary damages, an injunction preventing unlicensed use of its patented technology, and other remedies. Having just been filed, the lawsuit is at a preliminary stage, and its ultimate outcome cannot presently be determined. Soundview's counsel in the lawsuit has been retained on a contingency fee basis.

Acacia Research owns 66.7% of Soundview.



ABOUT SOUNDVIEW TECHNOLOGIES INCORPORATED

Soundview has acquired and is developing intellectual property in the telecommunications field, including audio and video blanking systems, also known as V-chip technology. Soundview owns the exclusive right and title to U.S. Patent #4,554,584, which describes a method for implementing the V-chip system in parallel with the existing closed-captioning circuits already in place in televisions. The FCC adopted this method as the technical standard for new televisions sold in the United States that will be required to have V-chip technology.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research develops and operates Internet and technology-related businesses as well as acquires strategic positions in other companies. Acacia Research's majority-owned subsidiaries include: Acacia Launchpad LLC (Internet incubator), CombiMatrix Corporation (biochip technology), MerkWerks Corporation (software development), Soundbreak.com Incorporated (music broadcast and lifestyle Internet site), and Soundview Technologies, Inc. (V-chip technology). Significant minority-owned affiliates include: The EC Company (b2b eTransactions), Greenwich Information Technologies LLC (video-and audio-on-demand technology), Mediaconnex Communications (b2b e-commerce), and Signature-mail (personalized e-mail service). Acacia Research's website is located at http://www.acaciaresearch.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING SOUNDVIEW'S LITIGATION. SUCH STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES, SUCH AS LEGISLATIVE AND REGULATORY DEVELOPMENTS, JUDICIAL DECISIONS AND OTHER CIRCUMSTANCES AFFECTING LITIGATION, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. ACACIA RESEARCH EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.